                                POWER OF ATTORNEY

     KNOW  ALL  MEN BY  THESE  PRESENTS,  that I,  the  undersigned,  do  hereby constitute and appoint  Margaret E. Carriere,  Bruce A. Metzinger and Michael A.

Weberpal, or any of them acting alone, my true and lawful  attorneys-in-fact and agents, with full power of substitution and resubstitution,  to prepare and sign for me, and in my name, place and stead, in any and all capacities,  any and all reports  as may  from  time to time  be  required  under  Section  16(a)  of the

Securities  Exchange Act of 1934,  as amended,  and the rules,  regulations  and requirements of the Securities and Exchange  Commission in respect thereof,  and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing  requisite and necessary to be done (with full power to each of them to act alone),  as fully and to all  intents and  purposes as I might or

could  do  in  person,   hereby   ratifying   and   confirming   all  that  said

attorneys-in-fact and agents or any of them, or their substitutes,  may lawfully do or cause to be done by virtue hereof.

     This Power of  Attorney  shall  remain in full force and effect  until such time that I am no longer a Section 16 Reporting  Person,  or until revoked by me in writing, or five years from the date hereof, whichever comes first.

     IN WITNESS WHEREOF, I hereto set my hand this 2nd day of October, 2004.

                                                /s/ W. Preston Holsinger

                                                ----------------------------

                                                W. Preston Holsinger